                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 99.1


NEWS RELEASE                                            GROUP 1 AUTOMOTIVE, INC.
                                   950 Echo Lane, Suite 100   Houston, TX  77024

----------------------------------------------------------------------------------------------------
AT GROUP 1:               Chairman, President and CEO     B.B. Hollingsworth, Jr.     (713) 647-5700
                          SVP, CFO and Treasurer          Robert T. Ray               (713) 647-5700
                          Manager, Investor Relations     Kim Paper Canning           (713) 647-5700

AT Fleishman-Hillard:     Investors/Media                 Russell A. Johnson          (713) 513-9515
----------------------------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
THURSDAY, JULY 15, 2004


      GROUP 1 AUTOMOTIVE REVISES 2004 OUTLOOK; REACHES ACQUISITION REVENUE
                              TARGET OF $1 BILLION

                ACQUISITIONS PARTIALLY OFFSET OPERATING WEAKNESS


HOUSTON, JULY 15, 2004 -- GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today revised its outlook for 2004 and announced that it recently completed the acquisition of three dealerships in Houston and Beverly Hills, Calif., with total annual revenues of approximately $315 million.

The company expects full-year earnings per diluted share in the range of $2.95 to $3.15, or about 8 percent below the previous range of $3.20 to $3.40 provided by the company in April. This revised outlook excludes the $0.17 per diluted share charge from the March 2004 notes redemption but includes the accretive impact of all completed acquisitions, including those noted above. It also includes the results of what the company expects to be a relatively weak second quarter, as described below, as well as slightly improved performance for the balance of the year versus the first half.

The company expects to report earnings per diluted share of $0.65 to $0.69 for the second quarter ended June 30, 2004. These results include a charge of approximately $0.08 per diluted share related to a recent hailstorm that damaged or destroyed more than 1,000 vehicles, or about 95 percent of the inventory, at the company's Gene Messer dealerships in Amarillo, Texas. The charge reflects not only the company's required deductibles, but also the amount of financial risk retained by the company on its property and casualty insurance. The second-quarter results also reflect what the company considers to be a challenging market for new vehicle sales. This has resulted in less-than-expected performance at certain of its dealerships, particularly its Ford and Toyota dealerships, that together comprise about 40 percent of the company's new vehicle sales.

"While we are disappointed by these results, our luxury and certain other dealership franchises are performing well, and we remain committed to our strategy of acquiring well-managed, accretive operations," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer. "Although we have funded a portion of our recent acquisitions with debt, we continue to maintain one of the strongest balance sheets in our industry, which keeps us poised for solid, profitable growth."


                                     -MORE-

GROUP 1 AUTOMOTIVE, INC.
ADD-1-


GROUP 1 COMPLETES ACQUISITIONS IN TEXAS AND CALIFORNIA

The dealerships acquired by Group 1 in Texas and California are comprised of BMW, Mercedes-Benz and Maybach franchises with total annual revenues of approximately $315 million. Total consideration paid for both transactions was approximately $77.5 million in cash, net of cash received.

Group 1 has expanded its brand offerings in the Houston market by acquiring Advantage BMW Downtown and its satellite store, Advantage BMW Clear Lake. These dealerships will operate under the company's existing Houston-area platform, the Sterling McCall Automotive Group, that also includes Toyota, Lexus, Nissan, Honda and Acura franchises.

In a separate transaction, Group 1 also acquired Mercedes-Benz of Beverly Hills, an award-winning dealership that offers both Mercedes-Benz and its ultra-luxury Maybach brand. The dealership augments the company's existing Los Angeles-area platform, the Miller Automotive Group. Including the Beverly Hills dealership, Miller Automotive now operates eight dealerships consisting of nine import franchises in the Los Angeles area.

"These tuck-in acquisitions will be immediately accretive to earnings and will further expand Group 1's offerings of luxury brands in markets with strong demand for these vehicles," said Hollingsworth. "With the addition of the Mercedes-Benz and Maybach franchises in Beverly Hills, the company is gaining a significant presence in one of the largest luxury automobile markets in the United States."

Year to date, Group 1 has added 19 franchises with expected annual revenues of approximately $1.0 billion. The aggregate consideration paid in completing these acquisitions was approximately $172.0 million in cash, net of cash received, and 360,693 shares of Group 1 common stock. The brand mix of these franchises, based on expected revenues, consists of 24 percent domestics and 76 percent imports, including 39 percent luxury brands. The cash portion of these transactions was funded with a combination of cash on hand and borrowings under the company's revolving credit facility.

"We have now reached our full-year acquisition target of $1 billion of expected aggregate annual revenues," stated Hollingsworth. "We continue to find qualified candidates that meet our stringent criteria and will continue our disciplined approach to acquisitions during the second half of the year, although at a slower pace than in the first half of the year."

The company will release financial results for the second quarter ended June 30, 2004, prior to the market opening on Thursday, July 29, 2004, and will host a conference call to discuss the results later that morning at 10 a.m. EDT. Until then, the company's second-quarter results are subject to the completion of its customary quarter-end closing and review procedures.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 currently owns 91 automotive dealerships comprised of 137 franchises, 31 brands and 31 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

    GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM.


                                     -MORE-

GROUP 1 AUTOMOTIVE, INC.
ADD-2-


This press release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements include statements regarding our plans, goals, beliefs and current expectations, including those plans, goals, beliefs and expectations of our officers and directors with respect to, among other things:

         o  our future operating performance

         o  the accretive impact of acquisitions

         o  the future revenues of acquired dealerships

         o  the completion of future acquisitions

Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results expressed or implied in the forward-looking statements for a number of reasons, including:

         o the future economic environment, including consumer confidence, interest rates, the level of manufacturer incentives and the availability of consumer credit may affect the demand for new and used vehicles, replacement parts, maintenance and repair services, and finance and insurance products

         o adverse international developments such as war, terrorism, political conflicts or other hostilities may adversely affect the demand for our products and services

         o the future regulatory environment, adverse legislation, or unexpected litigation may impose additional costs on us or otherwise adversely affect us

         o our principal automobile manufacturers, especially Toyota/Lexus, Ford, DaimlerChrysler, General Motors and Nissan/Infiniti, may not continue to produce or make available to us vehicles that are in high demand by our customers

         o requirements imposed on us by our manufacturers may affect our ability to complete acquisitions and the level of capital expenditures related to our dealership facilities

         o our dealership operations may not perform at expected levels or achieve expected improvements

         o we may not achieve expected future cost savings and our future costs could be higher than we expect

         o available capital resources and various debt agreements may limit our ability to complete acquisitions, complete construction of new or expanded facilities or repurchase shares

         o  our cost of financing could increase significantly

         o new accounting standards could materially impact our reported earnings per share

         o we may not complete additional acquisitions or the pace of acquisitions may change

         o we may not be able to adjust our cost structure to any reduction in the demand for our products and services

         o  we may lose key personnel

         o competition in our industry may impact our operations or our ability to complete acquisitions

         o we may not achieve expected sales volumes from the franchises granted to us

         o  insurance costs could increase significantly

         o we may not obtain inventory of new and used vehicles and parts, including imported inventory, at the cost or in the volume we expect

These factors, as well as additional factors that could affect our operating results and performance, are described in our Form 10-K under the headings "Business-Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." We urge you to carefully consider this information.

Our quarterly financial results are subject to our customary financial closing and review procedures, and reported results could vary from our revised expectations. We undertake no duty to update our forward-looking statements, including our earnings outlook.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.